UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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ZIMMER HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ZIMMER HOLDINGS, INC.
345 East Main Street
Warsaw, Indiana 46580

March     , 2007
Dear Fellow Stockholder:
     You are cordially invited to attend the 2007 Annual Meeting of Stockholders of Zimmer Holdings, Inc., which will be held at 9:00 a.m. on Monday, May 7, 2007, at The New York Palace Hotel, 455 Madison Avenue, New York, New York.
     This booklet includes a notice of meeting and proxy statement. The proxy statement describes the business to be conducted at the meeting and provides other information that you should know when you vote your shares. Following the required business meeting we will report on the company’s operations.
     It is important that your shares be represented whether or not you attend the meeting. Registered stockholders can vote their shares via the Internet or by using a toll-free telephone number. Instructions for using these convenient services appear on the proxy card. You can also vote your shares by marking your votes on the proxy card, signing and dating it and mailing it promptly using the envelope provided.
     We have provided space on the proxy card for comments. We urge you to use it to let us know your feelings about the company or to bring a particular matter to our attention. If you hold your shares through an intermediary, please feel free to write directly to us.

J. Raymond Elliott
Chairman, President and Chief Executive Officer

ANNUAL MEETING AND VOTING INFORMATION
PRINCIPAL STOCKHOLDERS
SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CORPORATE GOVERNANCE
MEETINGS AND COMMITTEES OF THE BOARD
AUDIT COMMITTEE REPORT
DIRECTORS AND NOMINEES
EXECUTIVE COMPENSATION
DIRECTOR COMPENSATION
PROPOSAL 1. ELECTION OF DIRECTORS
PROPOSAL 2. RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PROPOSAL 3. APPROVAL OF AMENDMENTS TO THE RESTATED CERTIFICATE OF INCORPORATION TO REQUIRE ANNUAL ELECTION OF ALL DIRECTORS
PROPOSAL 4. ADOPT SIMPLE MAJORITY VOTE
2008 PROXY PROPOSALS
INCORPORATION BY REFERENCE
Appendix A
Appendix B

Zimmer Holdings, Inc.
345 East Main Street
Warsaw, Indiana 46580

NOTICE OF ANNUAL MEETING
OF STOCKHOLDERS

TIME AND DATE	9:00 a.m., Eastern Time, on Monday, May 7, 2007

PLACE	The New York Palace Hotel 455 Madison Avenue New York, New York

ITEMS OF BUSINESS	(1) To elect two members of the Board of Directors for three-year terms.

(2) To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2007.

(3) To approve amendments to our Restated Certificate of Incorporation to require the annual election of all directors.

(4) To consider and vote on a stockholder proposal.

(5) To transact such other business as may properly come before the meeting and any adjournment or postponement.

RECORD DATE	You can vote if you are a stockholder of record on March 8, 2007.

ANNUAL REPORT	Our 2006 Annual Report, which is not a part of the proxy solicitation material, is enclosed.

PROXY VOTING	Your vote is important, regardless of the number of shares you own. If you do not attend the meeting to vote in person, your vote will not be counted unless a proxy representing your shares is presented at the meeting. To ensure that your shares will be voted at the meeting, please vote in one of these ways:

(1) Go to the website shown on your proxy card and vote via the Internet;

(2) Use the telephone number shown on your proxy card (this call is toll-free in the United States); or

(3) Mark, sign, date and promptly return the enclosed proxy card in the postage-paid envelope.

If you do attend the meeting, you may revoke your proxy and vote by ballot.

By Order of the Board of Directors

Chad F. Phipps
Associate General Counsel and Corporate Secretary
March      , 2007

ZIMMER HOLDINGS, INC.	2007 PROXY STATEMENT

ZIMMER HOLDINGS, INC.

PROXY STATEMENT

ANNUAL MEETING AND VOTING INFORMATION
Why did I receive these proxy materials?
     You are receiving these proxy materials in connection with the solicitation of proxies on behalf of the Board of Directors of Zimmer Holdings, Inc. (“Zimmer”, “we”, “us”, “our” or the “company”) for use at the Annual Meeting of Stockholders on May 7, 2007. We are sending this proxy statement to all stockholders of record as of the close of business on March 8, 2007 for delivery beginning March     , 2007.
Who is entitled to vote at the annual meeting?
     Holders of record of our $0.01 par value common stock at the close of business on March 8, 2007 will be entitled to vote at the meeting. As of that date, there were                    shares of common stock outstanding and entitled to vote. We are soliciting proxies on behalf of the Board of Directors to give all stockholders who are entitled to vote on the matters that come before the meeting the opportunity to do so whether or not they attend the meeting in person.
What will stockholders vote on at the meeting?
     Four items:

•	election of directors

•	ratification of the appointment of our independent registered public accounting firm

•	a management proposal to amend our Restated Certificate of Incorporation to require the annual election of all directors

•	a stockholder proposal for “simple majority” voting
Will there be any other items of business on the agenda?
     We do not expect any other items of business because the deadline for stockholder proposals and nominations has already passed. Nonetheless, in case there is an unforeseen need, the accompanying proxy gives discretionary authority to the persons named on the proxy with respect to any other matters that might be brought before the meeting. Those persons intend to vote that proxy in accordance with their best judgment.
What are the recommendations of the Board of Directors on how I should vote my shares?
     The Board of Directors recommends that you vote your shares as follows:

•	“FOR” the election of the two nominees as directors;

•	“FOR” ratification of the appointment of our independent registered public accounting firm;

•	“FOR” approval of amendments to our Restated Certificate of Incorporation to require the annual election of all directors; and

•	“AGAINST” the stockholder proposal for “simple majority” voting.

ZIMMER HOLDINGS, INC.	2007 PROXY STATEMENT

What is the difference between a “stockholder of record” and a “beneficial holder”?
     These terms describe how your shares are held. If your shares are registered directly in your name with The Bank of New York, our transfer agent, you are a “stockholder of record”. If your shares are held in the name of a bank, broker, trust or other nominee as custodian, you are a “beneficial holder”.
What are my voting rights?
     Holders of our common stock are entitled to one vote per share.
How do I vote by proxy?
     If you are a stockholder of record, we encourage you to vote via the Internet or by telephone. Internet and telephone voting information is provided on the proxy card. These methods are convenient and save us significant postage and processing expense. In addition, when you vote via the Internet or by telephone prior to the meeting date, your vote is recorded immediately and there is no risk that postal delays will cause your vote to arrive late and therefore not be counted.
     If you choose to vote by mail, mark your proxy card, date and sign it, and mail it in the postage-paid envelope. The shares represented will be voted according to your directions. If your proxy card is signed and returned without specifying a vote or an abstention on any proposal, it will be voted according to the recommendation of the Board of Directors on that proposal.
     If you are a beneficial holder, you must provide instructions on voting to your bank, broker, trust or other nominee holder.
How do I vote in person?
     If you are a stockholder of record, you may vote your shares in person at the meeting. However, we encourage you to vote by proxy card, by telephone, or on the Internet even if you plan to attend the meeting. If you are a beneficial holder and wish to vote in person at the meeting, you must obtain from your bank, broker, trust or other nominee holder a legal proxy issued in your name and present it to the inspectors of election with your ballot to be able to vote at the meeting.
How do I vote my shares in the 401(k) plan?
     If you participate in the Zimmer Holdings, Inc. Savings and Investment Program or the Zimmer Puerto Rico Savings and Investment Program, you may instruct the plan trustee on how to vote your shares by mail, by telephone or via the Internet as described above. Your plan trustee will vote the shares credited to your plan account in accordance with your voting instructions. The trustee votes the shares on your behalf because you are the beneficial holder, not the record holder, of the shares credited to your account. The trustee will vote the plan shares for which it does not receive voting instructions in the same proportion as the shares for which it received voting instructions.
What can I do if I change my mind after I vote my shares?
     If you are a stockholder of record, you may revoke your proxy at any time before it is voted at the meeting by: (1) giving timely written notice of the revocation to our Corporate Secretary; or (2) submitting a later-dated vote in person at the meeting, via the Internet, by telephone or by mail. If you are a beneficial holder, you may submit new voting instructions by contacting your bank, broker, trust or other nominee holder. You may also vote in person at the annual meeting if you obtain a legal proxy as described above.
What vote is required to approve each proposal?
     Directors receiving the majority of votes cast (where the number of shares voted “for” a director exceeds the number of shares voted “against” the director) will be elected, provided that if the number of nominees exceeds the number of directors to be elected (a situation we do not anticipate), the directors will be elected by a plurality of the votes cast. Ratification of the selection of our independent registered public accounting firm and approval of the stockholder proposal will each require the affirmative vote of the majority of the shares of common stock present or represented by proxy. Approval of the proposed amendments to our Restated Certificate of Incorporation will require the affirmative vote of 80% of the outstanding shares of common stock.
What effect do abstentions and broker non-votes have?
     Shares not present at the meeting and shares voting “abstain” have no effect on the election of directors. For the proposal to ratify the selection of our independent registered public accounting firm, the proposal to approve amendments to our Restated Certificate of Incorporation and the stockholder proposal, abstentions are treated as shares present or represented and

ZIMMER HOLDINGS, INC.	2007 PROXY STATEMENT

voting, so abstaining has the same effect as a vote “against” the proposal. Broker non-votes on a proposal are not counted or deemed to be present or represented for the purpose of determining whether stockholders have approved that proposal.
May I give my proxy to someone other than the individuals listed on the proxy card?
     If you are a registered stockholder and wish to give your proxy to someone other than the individuals named on the proxy card, you may do so by crossing out the names appearing on the proxy card and inserting the name of another person. The person you have designated on the proxy card must present the signed card at the meeting.
Who tabulates the votes?
     Representatives of ADP Investor Communications Services will tabulate the votes and act as independent inspectors of election.
Who pays the cost of this proxy solicitation?
     We will pay the costs of this solicitation. Our employees may solicit proxies on behalf of the Board of Directors by mail, telephone, facsimile, electronic transmission and personal solicitation. In addition, we have retained The Altman Group, Inc. to assist in soliciting proxies for a fee of $5,500, plus out-of-pocket expenses. We will, upon request, reimburse brokerage firms and others for their reasonable expenses incurred for forwarding solicitation material to beneficial holders of stock. Questions concerning proxy voting or process should be directed to The Altman Group, Inc. via telephone at (800) 761-6578 (this call is toll-free in the United States).
Is there a list of stockholders entitled to vote at the annual meeting?
     A list of stockholders entitled to vote at the meeting will be available at the meeting and for ten days prior to the meeting, between the hours of 8:00 a.m. and 5:00 p.m., at our offices at 345 East Main Street, Warsaw, Indiana. If you would like to view the stockholder list, please contact our Corporate Secretary to schedule an appointment.
Does the company offer an opportunity to receive future proxy materials electronically?
     Yes. If you are a stockholder of record, you may, if you wish, receive future proxy statements and annual reports online. If you elect this feature, you will receive an e-mail message notifying you when the materials are available along with a web address for viewing the materials and instructions for voting by telephone or the Internet. If you have more than one account, you may receive separate e-mail notifications for each account. If you vote online as described above, you may sign up for electronic delivery at that time.
     If you hold your shares in a brokerage account, you may also have the opportunity to receive proxy materials electronically. Please follow the instructions of your broker.
PRINCIPAL STOCKHOLDERS
     The following table sets forth certain information concerning each person (including any group) known to us to beneficially own more than five percent (5%) of our common stock as of March 8, 2007. Unless otherwise noted, shares are owned directly or indirectly with sole voting and investment power.

	Total Number of	Percent
Name and Address of Beneficial Owner	Shares Owned	of Class

Capital Research and Management Company(1)	20,489,000	8.6%
333 South Hope Street Los Angeles, California 90071

(1)	Based solely on information provided by Capital Research and Management Company, or Capital Research, and The Growth Fund of America, Inc., or Growth Fund, in a Schedule 13G filed with the Securities and Exchange Commission on February 12, 2007. Capital Research acts as an investment advisor to various investment companies. Capital Research has sole voting power over 4,839,000 shares of our common stock and sole dispositive power over 20,489,000 shares (or 8.6%) of our common stock. Capital Research has disclaimed beneficial ownership of these shares. Growth Fund is an investment company that is advised by Capital Research. Growth Fund has sole voting power over 15,650,000 shares (or 6.6%) of our common stock.

ZIMMER HOLDINGS, INC.	2007 PROXY STATEMENT

SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS
     The following table sets forth, as of January 3, 2007, beneficial ownership of shares of our common stock by each current director, each of the executives named in the Summary Compensation Table and all current directors and executive officers as a group. Unless otherwise noted, such shares are owned directly or indirectly with sole voting and dispositive power.

	Total		Shares		Deferred	Percent
	Shares		Acquirable in		Share	of
Name	Owned(1)		60 Days(2)		Units(3)	Class

J. Raymond Elliott	1,250,923		1,185,065		0	*
Stuart M. Essig	3,036		1,316		1,720	*
Larry C. Glasscock	59,042	(4)	54,759		4,243	*
Arthur J. Higgins	0	(5)	0		0	0
John L. McGoldrick	66,372		50,000		5,040	*
Augustus A. White, III, M.D., Ph.D.	25,998		22,000		3,998	*
Sam R. Leno	487,718		455,262	(6)	0	*
Bruno A. Melzi	209,744		198,739		0	*
David C. Dvorak	257,969		248,506		0	*
Sheryl L. Conley	289,974		286,061		0	*
All current directors and executive officers as a group (15 persons)	3,177,922		2,997,858		15,001	1.3%

 *    Less than 1.0%

(1)	Includes direct and indirect ownership of shares, stock options that are currently exercisable and stock options that will be exercisable within 60 days of January 3, 2007, deferred share units and the following restricted shares, which are subject to vesting requirements: Mr. Leno – 5,000; Mr. Dvorak – 7,500; and all directors and executive officers as a group – 17,500.
(2)	Includes stock options that are currently exercisable and stock options that will be exercisable within 60 days of January 3, 2007.
(3)	Amounts credited to directors’ accounts in the Restated Zimmer Holdings, Inc. Deferred Compensation Plan for Non-Employee Directors as deferred share units that will be paid in shares of our common stock within 60 days after cessation of the individual’s service as a director.
(4)	Includes 40 shares held in a trust with respect to which Mr. Glasscock shares voting authority with the trustee.
(5)	Mr. Higgins joined the Board of Directors effective February 12, 2007.
(6)	1,667 of these shares vest within 60 days of January 3, 2007. Upon vesting, one-half of the shares will be transferred to Mr. Leno’s former spouse pursuant to a domestic relations order.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Under Section 16(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, our directors, executive officers and the beneficial holders of more than 10% of our common stock are required to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Based on our records and other information, we believe that during 2006 all applicable Section 16(a) filing requirements were met.
CORPORATE GOVERNANCE
     Our business is managed under the direction of the Board of Directors. The Board has responsibility for establishing broad corporate policies and for our overall performance.
Policies on Corporate Governance
     We are committed to maintaining the highest standards of business conduct and corporate governance, which we believe are essential to running our business efficiently, serving stockholders well and maintaining our integrity in the marketplace. We have adopted a Code of Business Conduct that applies to all directors, officers and employees and a Code of Ethics for Chief Executive Officer and Senior Financial Officers. The Board of Directors has adopted Corporate Governance Guidelines, which, in conjunction with the Restated Certificate of Incorporation, Restated By-Laws, as amended, Board committee charters and key Board policies, form the framework for our governance. The current version of the Code of Business Conduct, the Code of Ethics for Chief Executive Officer and Senior Financial Officers, the Board’s Corporate Governance Guidelines and the charters for each of the Audit Committee, Compensation and Management Development Committee, Corporate Governance Committee and Science and Technology Committee, as well as the Board’s policies on auditor ratification and stockholder rights plans, are available in the Investor Relations/ Corporate Governance section of our website, www.zimmer.com, and will be provided in print without charge upon written request to our Corporate Secretary at the address shown on the cover page of this proxy statement. We will either disclose on Form 8-K or post on our website any substantive amendment to, or waiver from, the Code of Ethics for Chief Executive Officer and Senior Financial Officers or a provision of the Code of Business Conduct that applies to any of our directors or executive officers. The Board regularly reviews corporate governance developments and modifies its

ZIMMER HOLDINGS, INC.	2007 PROXY STATEMENT

Corporate Governance Guidelines, committee charters and key practices as warranted. During 2006, the Board approved an amendment to our Restated By-Laws to adopt a majority vote standard for the election of directors in uncontested elections. This standard is explained in more detail below.
Director Independence
     As permitted by the rules of the New York Stock Exchange, the Board has adopted categorical standards to assist it in making determinations of director independence. These standards incorporate, and are consistent with, the definition of “independent” contained in the New York Stock Exchange listing rules. These standards are set forth in Appendix A to this proxy statement and are also included in the Board’s Corporate Governance Guidelines, which are available on our website as described above. The Board has determined that each of our non-employee directors, Stuart M. Essig, Larry C. Glasscock, Arthur J. Higgins, John L. McGoldrick and Augustus A. White, III, M.D., Ph.D., meets these standards and is independent. The Board has determined that J. Raymond Elliott, who is an employee, is not independent.
     In making its determination with respect to Mr. Essig, the Board considered his position as President and Chief Executive Officer of Integra LifeSciences Holdings Corporation, or Integra, a medical device company from which we purchase certain dental products. During 2006, the amount we paid Integra exceeded $1,000,000 but represented less than 1.00% of Integra’s gross revenues. Similarly, in making its determination with respect to Mr. Glasscock, the Board considered his position as Chairman, President and Chief Executive Officer of WellPoint, Inc., the largest commercial health benefits company in terms of membership in the United States and our primary health benefits provider. During 2006, the amount we paid WellPoint exceeded $1,000,000 but represented less than 0.1% of WellPoint’s gross revenues. After reviewing the terms of these transactions and the relationships that Messrs. Essig and Glasscock have with their respective employers, the Board determined that neither director has a direct or indirect material interest in the transactions and that our business relationships with their employers do not diminish the ability of either director to exercise his independent judgment on issues affecting our business.
Adoption of Majority Vote Standard for Election of Directors
     In September 2006, the Board approved an amendment to our Restated By-Laws to require directors to be elected by the majority of the votes cast with respect to that director in uncontested elections (number of shares voted “for” a director must exceed the number of votes cast “against” that director). In a contested election (a situation in which the number of nominees exceeds the number of directors to be elected), the standard for election of directors will be a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. If a nominee who is serving as a director is not elected at the annual meeting, under Delaware law the director would continue to serve on the Board as a “holdover director.” However, under our Restated By-Laws, as amended, any director who fails to be elected must offer to tender his or her resignation to the Board. The Corporate Governance Committee would then make a recommendation to the Board whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the Corporate Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date the election results are certified. The director who tenders his or her resignation will not participate in the Board’s decision. If a nominee who was not already serving as a director is not elected at the annual meeting, under Delaware law that nominee would not become a director and would not serve on the Board as a “holdover director.” In 2007, all nominees for election as directors are currently serving on the Board.
Nominations for Directors
     The Corporate Governance Committee will consider director nominees recommended by stockholders. A stockholder who wishes to recommend a director candidate for consideration by the Corporate Governance Committee should send such recommendation to our Corporate Secretary at the address shown on the cover page of this proxy statement, who will then forward it to the committee. Any such recommendation should include a description of the candidate’s qualifications for board service, the candidate’s written consent to be considered for nomination and to serve if nominated and elected, and addresses and telephone numbers for contacting the stockholder and the candidate for more information. A stockholder who wishes to nominate an individual as a director candidate at the annual meeting of stockholders, rather than recommend the individual to the Corporate Governance Committee as a nominee, must comply with the advance notice requirements set forth in our Restated By-Laws, as amended (see “2008 Proxy Proposals” for more information on these procedures).
     In considering candidates for the Board, the Corporate Governance Committee considers the entirety of each candidate’s credentials and does not have any specific minimum qualifications that must be met by a committee-recommended nominee. The committee is guided by the following basic selection criteria for all nominees: independence; highest character and integrity; experience and understanding of strategy and policy-setting; reputation for working constructively with others; and sufficient time to devote to Board matters. The committee also gives consideration to diversity, age, international background and experience and specialized expertise in the context of the needs of the Board as a whole. During the past year, we paid a

ZIMMER HOLDINGS, INC.	2007 PROXY STATEMENT

fee to a third-party search firm to assist the committee in identifying and evaluating potential director candidates. One of the candidates identified by the firm, Arthur J. Higgins, joined the Board of Directors effective February 12, 2007.
Stockholder Communication with the Board
     The Board has implemented a process whereby our stockholders may send communications to the Board’s attention. Any stockholder desiring to communicate with the Board, or one or more specified members thereof, should communicate in a writing addressed to Zimmer Holdings, Inc., Board of Directors, c/o Corporate Secretary, at the address shown on the cover page of this proxy statement. The Board has instructed our Corporate Secretary to promptly forward all such communications to the specified addressees thereof.
Conflicts of Interest Policy
     On an annual basis, each director and executive officer is obligated to complete a director and officer questionnaire which requires disclosure of any transactions with us in which the director or executive officer, or any member of his or her immediate family, has an interest. The Audit Committee is charged with reviewing and approving any related person transaction in which any executive officer, director, director nominee or more than 5% stockholder of the company, or any of their immediate family members, has a direct or indirect material interest. Our Compliance Officer or an attorney in our Legal Department is charged with reviewing any conflict of interest involving any other employee.
MEETINGS AND COMMITTEES OF THE BOARD
Meetings and Attendance
     The Board meets on a regularly scheduled basis during the year to review significant developments affecting us and to act on matters requiring Board approval. It also holds special meetings when an important matter requires Board action between scheduled meetings. Members of senior management regularly attend Board meetings to report on and discuss their areas of responsibility. Directors are also expected to attend the annual meeting of stockholders. All of the directors then in office attended the 2006 annual meeting. In 2006, the Board of Directors held seven meetings and committees of the Board held a total of 29 meetings. Overall attendance at these meetings was 99%. Each director attended more than 75% of the total meetings of the Board of Directors and each of the committees on which he served during 2006.
Executive Sessions of and Communication with Non-Management Directors
     Non-management directors meet in executive sessions without management present upon the adjournment of every regularly scheduled meeting of the Board and at other times they determine. The director who presides at these meetings rotates session-by-session among the non-management directors in alphabetical order of their last names.
     In order that interested parties may be able to make their concerns known to the non-management directors, the Board has adopted a method for communicating directly with the non-management directors. The Board has designated Stuart M. Essig to receive such communications on behalf of the non-management directors. Interested parties may contact Mr. Essig via e-mail at                   .
Committees of the Board
     Our Restated By-Laws provide that the Board may delegate responsibility to committees. During 2006, the Board had four standing committees: an Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act, a Compensation and Management Development Committee, a Corporate Governance Committee and a Science and Technology Committee. The membership of each of the Audit Committee, the Compensation and Management Development Committee and the Corporate Governance Committee is composed entirely of independent directors. In addition, the members of the Audit Committee meet the heightened standards of independence for audit committee members required by Securities and Exchange Commission rules and New York Stock Exchange listing standards. The membership of the Science and Technology Committee is composed of two independent directors and one employee representative, and the committee works together with an Advisory Board of Science and Technology.

ZIMMER HOLDINGS, INC.	2007 PROXY STATEMENT

     The table below shows the current membership of each Board committee and the number of meetings held during 2006.

Compensation
		and		Science
		Management	Corporate	and
Name	Audit	Development	Governance	Technology

Stuart M. Essig	X	Chair	X
Larry C. Glasscock	Chair	X	X
Arthur J. Higgins*
John L. McGoldrick		X	Chair	X
Augustus A. White, III, M.D., Ph.D.	X	X	X	Chair
2006 Meetings	14	6	7	2

*	Mr. Higgins joined the Board of Directors effective February 12, 2007. He will be appointed to the Audit Committee, the Compensation and Management Development Committee and the Corporate Governance Committee effective March 30, 2007.
Audit Committee. The principal functions of the Audit Committee include:

•	appointing, evaluating and, where appropriate, replacing our independent registered public accounting firm;

•	preapproving all auditing services and permissible non-audit services provided to us by our independent registered public accounting firm;

•	reviewing with our independent registered public accounting firm and with management the proposed scope of the annual audit, past audit experience, our program for the internal examination and verification of our accounting records and the results of recently completed internal examinations;

•	resolving disagreements between management and our independent registered public accounting firm regarding financial reporting; and

•	reviewing major issues as to the adequacy of our internal controls.
     The Board of Directors has determined that both Larry C. Glasscock and Stuart M. Essig qualify as “audit committee financial experts” as defined by rules of the Securities and Exchange Commission. Stockholders should understand that this designation is an SEC disclosure requirement related to these directors’ experience and understanding with respect to certain accounting and auditing matters. The designation does not impose upon these directors any duties, obligations or liability that are greater than are generally imposed on them as members of the Audit Committee and the Board, and their designation as audit committee financial experts pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the Audit Committee or the Board.
     The report of the Audit Committee appears below.
Compensation and Management Development Committee. The duties of the Compensation and Management Development Committee include:

•	administering our annual incentive, stock option and long-term incentive plans;

•	reviewing and making recommendations to the Board with respect to incentive compensation and equity-based plans;

•	adopting and reviewing our management development programs and procedures;

•	approving compensation of executive officers and certain senior management; and

•	discussing with management the Compensation Discussion and Analysis required by Securities and Exchange Commission regulations and, if appropriate, recommending its inclusion in our Annual Report on Form 10-K and proxy statement.
     The report of the Compensation and Management Development Committee appears on page     .
Corporate Governance Committee. The duties of the Corporate Governance Committee include:

•	developing and recommending to the Board criteria for selection of non-employee directors;

•	recommending director candidates to the Board;

•	periodically reviewing both employee and non-employee director performance;

•	periodically reassessing the Board’s Corporate Governance Guidelines and recommending any proposed changes to the Board for approval; and

•	periodically reviewing, in cooperation with the Compensation and Management Development Committee, the form and amount of non-employee director compensation and recommending any proposed changes to the Board for approval.

ZIMMER HOLDINGS, INC.	2007 PROXY STATEMENT

Science and Technology Committee. The duties of the Science and Technology Committee include:

•	advising the Board on matters involving our new science and advanced technology programs, including major internal projects, interactions with academic and independent research organizations and the acquisition of technologies; and

•	reviewing and recommending to the Board major technology positions and strategies relative to emerging concepts of therapy, new trends in healthcare, and changing market requirements.
AUDIT COMMITTEE REPORT
     The Audit Committee is responsible for monitoring the integrity of the company’s financial statements, the qualifications, performance and independence of the independent registered public accounting firm, the performance of the company’s internal audit function and compliance with legal and regulatory requirements. The committee is directly responsible for the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm.
     Management is responsible for the financial reporting process, including the system of internal control, for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States and for management’s report on internal control over financial reporting. The independent registered public accounting firm is responsible for auditing the consolidated financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States as well as rendering an opinion on management’s report on internal control over financial reporting. The committee’s responsibility is to oversee and review the financial reporting process and to review and discuss management’s report on internal control over financial reporting. Committee members are not, however, professionally engaged in the practice of accounting or auditing and do not provide any expert or other special assurance as to such financial statements concerning compliance with laws, regulations or accounting principles generally accepted in the United States or as to the independence of the independent registered public accounting firm. The committee relies, without independent verification, on the information provided to it and on the representations made by management and the independent registered public accounting firm.
     The committee held 14 meetings during 2006. The meetings were designed, among other things, to facilitate and encourage communication among the committee, management, the internal auditor and the independent registered public accounting firm, PricewaterhouseCoopers LLP, or PwC.
     The committee discussed with the internal auditor and PwC the overall scope and plans for their respective audits. The committee met with the internal auditor and PwC, with and without management present, to discuss the results of their examinations and their evaluations of the company’s internal control over financial reporting. The committee reviewed and discussed compliance with Section 404 of the Sarbanes-Oxley Act of 2002, including consideration of the Public Company Accounting Oversight Board’s (PCAOB) Auditing Standard No. 2, An Audit of Internal Control over Financial Reporting Performed in Conjunction With an Audit of Financial Statements.
     The committee discussed major financial risk exposures with management and the steps management has taken to monitor and control such exposures, including risk assessment and risk management policies.
     Management has represented to the committee that the consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the committee has reviewed and discussed the consolidated financial statements with management and PwC. The committee reviewed and discussed with management, the internal auditor and PwC management’s report on internal control over financial reporting and PwC’s report thereon. The committee also discussed with management and the internal auditor the process used to support certifications by the Chief Executive Officer and Chief Financial Officer that are required by the Securities and Exchange Commission and the Sarbanes-Oxley Act of 2002 to accompany periodic filings with the Securities and Exchange Commission and the processes used to support management’s report on internal control over financial reporting.
     The committee also discussed with PwC all matters required to be discussed by that firm’s professional standards, including, among other things, matters related to the conduct of the audit of the consolidated financial statements and the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU Section 380, Communication with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3200 T.
     PwC provided to the committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600 T, and represented that PwC is independent from the company. The committee also discussed with PwC its independence from the company. When considering PwC’s independence, the committee considered if services PwC provided to the company beyond those rendered in connection with its audit and related reviews of the consolidated financial statements and attestation on management’s report on internal control over financial reporting, were compatible with maintaining its independence. The committee concluded that the provision of such services by PwC has not jeopardized PwC’s independence.

ZIMMER HOLDINGS, INC.	2007 PROXY STATEMENT

     Based on the reviews and discussions described above, and subject to the limitations on the committee’s role and responsibilities referred to above and in the charter of the Audit Committee, the committee recommended to the Board of Directors, and the Board approved, that the audited consolidated financial statements for the year ended December 31, 2006 be included in the Annual Report on Form 10-K for filing with the Securities and Exchange Commission.
     The committee has also confirmed there have been no new circumstances or developments since their respective appointments to the Audit Committee that would impair any member’s ability to act independently.

Audit Committee

Larry C. Glasscock, Chair
Stuart M. Essig
Augustus A. White, III, M.D., Ph.D.
DIRECTORS AND NOMINEES
     The Board of Directors is divided into three classes whose terms expire at successive annual meetings. Two directors will be elected at the meeting to serve a term expiring in 2010. If stockholders approve Proposal 3 to require the annual election of all directors, then directors elected after this meeting will serve annual terms. The nominees for director named below are currently our directors. Each of Messrs. Glasscock and McGoldrick has been a director since 2001 and was last elected by stockholders in 2004. After the election of two directors at the meeting, we will have six directors, including the four directors whose present terms extend beyond the meeting. Listed first below are the nominees for election, followed by the directors whose terms expire in 2008 and 2009, with information including their principal occupations and other business affiliations, the year each was first elected as a director, the Board committee memberships of each and each director’s age.
Nominees for Director: 2007 – 2010 Term

Larry C. Glasscock, Director Since 2001
Chairman, President and Chief Executive Officer of WellPoint, Inc. (formerly known as Anthem, Inc.) since November 2005. Mr. Glasscock was elected Chairman of the Board on November 30, 2005, having served as President and Chief Executive Officer of WellPoint, Inc. since November 2004. Mr. Glasscock served as Chairman, President and Chief Executive Officer of Anthem, Inc. from May 2003 to November 2004 and has served as President and Chief Executive Officer of Anthem Insurance Companies, Inc., or Anthem Insurance, since October 1999. Mr. Glasscock joined Anthem Insurance in April 1998 as Senior Executive Vice President and Chief Operating Officer. He was named President and Chief Operating Officer in April 1999 and President and Chief Executive Officer in October 1999. Mr. Glasscock was named President and Chief Executive Officer of Anthem, Inc. in July 2001. In February 2007, Mr. Glasscock announced that he will retire as President and Chief Executive Officer of WellPoint, Inc. effective June 1, 2007. He will continue to serve as Chairman of the Board. Prior to joining Anthem Insurance, Mr. Glasscock served as Chief Operating Officer of CareFirst, Inc. from January through April 1998 and he served as President and Chief Executive Officer of Group Hospitalization & Medical Services, Inc., which did business as Blue Cross and Blue Shield of the National Capital Area, from September 1993 to January 1998. From 1991 to 1993, he served as President, Chief Operating Officer and Director of First American Bank, N.A. Mr. Glasscock is a director of WellPoint, Inc. Board Committees: Audit Committee (Chair), Compensation and Management Development Committee and Corporate Governance Committee. Age 58.

ZIMMER HOLDINGS, INC.	2007 PROXY STATEMENT

Nominees for Director: 2007 – 2010 Term (continued)

John L. McGoldrick, Director Since 2001
Senior Vice President, External Strategy Development, International AIDS Vaccine Initiative since May 2006. Mr. McGoldrick served as Executive Vice President of Bristol-Myers Squibb Company, or Bristol-Myers Squibb, from October 2005 until his retirement in April 2006. He held the position of Executive Vice President and General Counsel of Bristol-Myers Squibb from January 2000 to October 2005. Prior to that, he held the position of Senior Vice President, General Counsel and President, Medical Devices Group from December 1998 to January 2000 and Senior Vice President and General Counsel from 1995 to December 1998. He served as senior director of the Board of the New Jersey Transit Corporation and a member of the board of the Advanced Medical Technology Association, or AdvaMed, the medical device industry’s trade association, from 1998 to 2002. Mr. McGoldrick has served on several governmental reform commissions in New Jersey. He is an invited participant of The Aspen Institute on the World Economy and the World Economic Forum (Davos). Before joining Bristol-Myers Squibb, Mr. McGoldrick was a senior partner and executive committee member of the law firm of McCarter & English. He is a graduate of Harvard College and the Harvard Law School. Board Committees: Compensation and Management Development Committee, Corporate Governance Committee (Chair) and Science and Technology Committee. Age 66.

Continuing Directors Whose Present Terms Expire in 2008

J. Raymond Elliott, Director Since 2001
Chairman, President and Chief Executive Officer of Zimmer Holdings, Inc. since August 6, 2001. President, Chief Executive Officer and Director since March 20, 2001. Mr. Elliott was appointed President of Zimmer, Inc. in November 1997. In November 2006, Mr. Elliott announced that he plans to retire as President and Chief Executive Officer of Zimmer Holdings, Inc. during the first half of 2007, assuming a successor CEO has been named. He will remain Chairman through at least November 2007. Mr. Elliott has more than 35 years of experience in orthopaedics, medical devices and consumer products. Prior to joining Zimmer, Inc., he served as President and Chief Executive Officer of Cybex, Inc., a publicly traded medical products company, from September 1995 to June 1997, and previously as President and Chief Executive Officer of J.R. Elliott & Associates, a privately held M&A firm. During this time, Mr. Elliott successfully completed several M&A and turnaround projects for the Federal government and numerous healthcare firms, including the role of Chairman and Chief Executive Officer for Cablecom Inc. Mr. Elliott has also served as Chairman and President of various divisions of Southam, Inc., a communications group, and as Group President of food and beverage leader John Labatt, Inc. He began his career in the healthcare industry with American Hospital Supply Corporation (later Baxter International), where he gained 15 years experience in sales, marketing, operations, business development and general management, leading to his appointment as President of the Far East divisions, based in Tokyo, Japan. Mr. Elliott has served as a director on more than 20 business-related boards in the U.S., Canada, Japan and Europe and has served on five occasions as Chairman. He has served as a member of the board of directors and chair of the orthopaedic sector of AdvaMed and is currently a director of the State of Indiana Workplace Development Board, the Indiana Chamber of Commerce and the American Swiss Foundation. Mr. Elliott also has served as the Indiana representative on the President’s State Scholars Program and as a trustee of the Orthopaedic Research and Education Foundation, or OREF. He holds a bachelor’s degree from the University of Western Ontario, Canada. Age 57.

ZIMMER HOLDINGS, INC.	2007 PROXY STATEMENT

Continuing Directors Whose Present Terms Expire in 2008 (continued)

Arthur J. Higgins, Director Since 2007
Chairman of the Board of Management of Bayer HealthCare AG since January 2006 and Chairman of the Bayer HealthCare Executive Committee since July 2004. Prior to joining Bayer Healthcare, Mr. Higgins served as Chairman, President and Chief Executive Officer of Enzon Pharmaceuticals, Inc. from 2001 to 2004. In this function, he also served as Chairman of the Biotechnology Council of New Jersey and on the board of the National Pharmaceutical Council. Prior to joining Enzon Pharmaceuticals, Mr. Higgins spent 14 years with Abbott Laboratories, most recently as President of the Pharmaceutical Products Division from 1998 to 2001. In this position he was in charge of Abbott Laboratories’ pharmaceuticals business in the United States with responsibility for global pharmaceutical research and development. Mr. Higgins began his career in 1978 in Britain with Bristol-Myers. He then worked for Sandoz (1979 to 1984) and Fisons (1984 to 1987) prior to moving to Abbott Laboratories in the United States in 1987. He is a member of the Board of Directors of the Pharmaceutical Research and Manufacturers of America (PhRMA), a member of the Council of the International Federation of Pharmaceutical Manufacturers and Associations (IFPMA) and Vice President of the European Federation of Pharmaceutical Industries and Associations (EFPIA). Mr. Higgins graduated from Strathclyde University, Scotland and holds a B.S. in biochemistry. Effective March 30, 2007, he will be appointed to the Audit Committee, the Compensation and Management Development Committee and Corporate Governance Committee of the Board of Directors. Age 51.

Continuing Directors Whose Present Terms Expire in 2009

Stuart M. Essig, Director Since 2005
President and Chief Executive Officer of Integra LifeSciences Holdings Corporation, or Integra, since December 1997. Prior to joining Integra, Mr. Essig supervised the medical technology practice at Goldman, Sachs & Co. as a managing director. Mr. Essig had ten years of experience at Goldman Sachs serving as a senior mergers and acquisitions advisor to a broad range of domestic and international medical technology, pharmaceutical and biotechnology clients. Mr. Essig holds an A.B. from the Woodrow Wilson School of Public and International Affairs at Princeton University and an M.B.A. and Ph.D. in Financial Economics from the University of Chicago, Graduate School of Business. Mr. Essig is a director of Integra, St. Jude Medical, Inc. and AdvaMed. Board Committees: Audit Committee, Compensation and Management Development Committee (Chair) and Corporate Governance Committee. Age 45.

Augustus A. White, III, M.D., Ph.D., Director Since 2001
Ellen and Melvin Gordon Professor of Medical Education, Professor of Orthopaedic Surgery, and former Master of the Oliver Wendell Holmes Society at the Harvard Medical School and Professor of Orthopaedic Surgery at the Harvard-MIT Division of Health Sciences and Technology; and Orthopaedic Surgeon-in-Chief, Emeritus, at the Beth Israel Deaconess Medical Center in Boston. Dr. White previously served as the Chief of Spine Surgery at Beth Israel and Director of the Daniel E. Hogan Spine Fellowship Program. He is a graduate of the Stanford University Medical School, holds a Ph.D. from the Karolinska Institute in Stockholm and an A.B. from Brown University, and graduated from the Advanced Management Program at the Harvard Business School. Dr. White is a recipient of the Bronze Star, which he earned while stationed as a Captain in the U.S. Army Medical Corps in Vietnam. He is an internationally known and widely published authority on biomechanics of the spine, fracture healing and surgical and non-surgical care of the spine. He is nationally recognized for his work in medical education, diversity, and issues of health care disparities. Dr. White is a director of Orthologic Corp. Board Committees: Audit Committee, Compensation and Management Development Committee, Corporate Governance Committee and Science and Technology Committee (Chair). Age 70.

ZIMMER HOLDINGS, INC.	2007 PROXY STATEMENT

EXECUTIVE COMPENSATION
     [To be included in Definitive Proxy Statement]
DIRECTOR COMPENSATION
     [To be included in Definitive Proxy Statement]
Compensation Committee Interlocks and Insider Participation
     None of the members of the Compensation and Management Development Committee during 2006 or as of the date of this proxy statement is or has been our officer or employee or had any relationship requiring disclosure under Item 404 of Regulation S-K of the Securities and Exchange Commission. None of our executive officers served on the compensation committee or board of any company that employed any member of the Compensation and Management Development Committee or Board of Directors or otherwise under circumstances requiring disclosure under Item 404 of Regulation S-K.
Equity Compensation Plan Information
     The following table gives information about our common stock that may be issued upon the exercise of options, warrants and rights under all of our equity compensation plans as of December 31, 2006, including the 2006 Stock Incentive Plan, as amended, the 2001 Stock Incentive Plan, as amended, the TeamShare Stock Option Plan, as amended, the Stock Plan for Non-Employee Directors, as amended, the Restated Deferred Compensation Plan for Non-Employee Directors, the Employee Stock Purchase Plan, as amended, and the Independent Sales Representatives Deferred Annual Final Compensation and Equity Incentive Plan.

	A		B		C

					Number of securities
	Number of securities to				remaining available for
	be				future issuance under
	issued upon exercise of		Weighted-average exercise		equity compensation plans
	outstanding options,		price of outstanding options,		(excluding securities reflected
Plan Category	warrants and rights (#)		warrants and rights ($)		in column (A))(#)

Equity compensation plans approved	15,153,889	(3)	$59.75	(4)	20,945,905	(5)(6)(7)(8)
by security holders(1)(2)
Equity compensation plans not approved	216,472	(10)	N/A	(11)	533,528
by security holders(9)
Total	15,370,361		$59.75		21,479,433

(1)	Consists of the 2006 Stock Incentive Plan, as amended, the 2001 Stock Incentive Plan, as amended, the TeamShare Stock Option Plan, as amended, the Stock Plan for Non-Employee Directors, as amended, the Restated Deferred Compensation Plan for Non- Employee Directors and the Employee Stock Purchase Plan, as amended.

(2)	The table does not take into account the Executive Performance Incentive Plan, which provides for the payment of incentive compensation to certain key executives and which has been approved by security holders. The Compensation and Management Development Committee of the Board of Directors administers the plan and has adopted regulations requiring all payments with respect to awards under the plan be made in cash.

(3)	Includes 1,502,757 options granted prior to our separation from our former parent with respect to common stock of the former parent which were replaced on August 7, 2001 with options to purchase our common stock. The replacement options were intended to preserve the economic value of the original options at the time of the separation. The number of shares of our common stock covered by replacement options was calculated by multiplying the number of shares of common stock of the former parent under the original options by a factor of 2.03614, and the exercise price of the options was decreased by dividing the original exercise price by the same factor. The weighted-average exercise price of the outstanding replacement options as of December 31, 2006 was $28.72. Also includes shares which may be issued pursuant to the following outstanding awards: (1) 15,001 deferred share units issued pursuant to the terms of the Restated Deferred Compensation Plan for Non-Employee Directors, as described in footnote (7) below, (2) 909,397 performance shares issued pursuant to the terms of the 2001 Stock Incentive Plan, or the 2001 Plan and (3) 1,000 restricted stock units issued pursuant to the terms of the 2006 Stock Incentive Plan, or the 2006 Plan.

(4)	Represents the weighted average exercise price of outstanding options. Does not take into consideration outstanding deferred share units, performance shares or restricted stock units, which, once vested, may be converted into shares of our common stock on a one-for-one basis upon distribution at no additional cost.

(5)	No shares remain available for future issuance under the 2001 Plan, which by its terms expired in August 2006. The 2001 Plan was replaced by the 2006 Plan, which provides for the grant of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance units and performance shares. A maximum of 10,000,000 shares of our common stock may be issued pursuant to awards under the 2006 Plan. Of the 10,000,000 total shares that may be issued, no more than 1,000,000 shares may be issued pursuant to restricted stock, restricted stock unit, performance unit or performance share awards, and no more than 1,000,000 shares may be issued pursuant to incentive stock option awards.

ZIMMER HOLDINGS, INC.	2007 PROXY STATEMENT

(6)	The Stock Plan for Non-Employee Directors provides for the grant of stock options, restricted stock and restricted stock units. A maximum of 2,000,000 shares of our common stock may be issued pursuant to awards under the plan. Of the 2,000,000 total shares that may be issued, not more than 500,000 shares may be issued pursuant to awards of restricted stock and restricted stock units.

(7)	The Restated Deferred Compensation Plan for Non-Employee Directors provides for the mandatory deferral of certain compensation payable to our non-employee directors in the form of deferred share units. When amounts are deferred, a director’s deferred compensation account is credited with that number of deferred share units equal to the deferral amount divided by the fair market value of a share of our common stock. Such deferred share units are payable in shares of our common stock after cessation of the individual’s service as a director. A maximum of 200,000 shares of our common stock may be issued under the plan.

(8)	Includes 2,577,984 shares available for purchase under the Employee Stock Purchase Plan, as amended.

(9)	Consists of the Independent Sales Representatives Deferred Annual Final Compensation and Equity Incentive Plan, which is described below.

(10)	This number is the sum of the actual deferred stock units awarded under the plan as of December 31, 2006 (187,621) and the number of deferred stock units that would have been awarded (28,851) if all outstanding stock option units as of December 31, 2006 (150,276) were converted into deferred stock units as of December 31, 2006.

(11)	Deferred stock units are converted into shares of our common stock on a one-for-one basis upon distribution at no additional cost, but were acquired as described below.
     The Independent Sales Representatives Deferred Annual Final Compensation and Equity Incentive Plan is an unfunded, deferred compensation plan for our independent distributors. A participant may allocate each year’s contribution to his or her account in 10% increments among stock option units, deferred stock units and a non-interest bearing deferred compensation account. Neither stock option units nor deferred stock units have any dividend or voting rights. A participant’s stock option units will be converted into deferred stock units upon the earlier of (1) the ten-year anniversary of the date of grant of the applicable stock option unit, or (2) the date of the termination of the participant’s distributor agreement. Deferred stock units will be converted into shares of common stock on a one-to-one basis upon distribution from the plan. Participants may elect to receive distributions of their interest in the plan in annual installments over a period of three to ten years. The maximum number of shares that may be issued over the life of the plan is 750,000.
PROPOSAL 1. ELECTION OF DIRECTORS
     Two directors are to be elected at the meeting for a three-year term ending at the 2010 annual meeting. At the recommendation of the Corporate Governance Committee, the Board has nominated Larry C. Glasscock and John L. McGoldrick, who are presently our directors, for election at this annual meeting. Unless proxy cards are otherwise marked, the persons named as proxies will vote all proxies received for the election of each of the nominees.
     If a nominee is unable or unwilling to serve as a nominee at the time of the annual meeting, the persons named as proxies may vote for a substitute nominee designated by the Board to fill the vacancy or for the balance of the nominees, leaving a vacancy. Alternatively, the Board may reduce its size. The Board has no reason to believe that either of the nominees will be unwilling or unable to serve if elected as a director.
     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE TWO NOMINEES FOR DIRECTOR.
PROPOSAL 2. RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     The Audit Committee has appointed PricewaterhouseCoopers LLP, or PwC, as our independent registered public accounting firm for 2007. PwC has served as our independent registered public accounting firm since 2001. Representatives of PwC attended all meetings of the Audit Committee in 2006. We expect that representatives of PwC will be present at the annual meeting and will be available to respond to appropriate questions. They will also have an opportunity to make a statement if they desire to do so.
     The Audit Committee’s appointment of PwC is being submitted to the stockholders for ratification. If a majority of stockholders voting on the matter do not ratify the selection, the Audit Committee will reconsider its choice taking into consideration the views of the stockholders and may, but will not be required to, appoint a different independent registered public accounting firm.
     The following table shows the fees that we paid or accrued for audit and other services provided by PwC for the years 2006 and 2005. All of the services described in the following fee table were approved in conformity with the Audit Committee’s pre-approval process, described below.

ZIMMER HOLDINGS, INC.	2007 PROXY STATEMENT

	2006	2005

Audit Fees(1)	$3,717,000	$3,958,000
Audit-Related Fees(2)	106,000	0
Tax Fees(3)	251,000	63,300
All Other Fees	0	0

	$4,074,000	$4,021,300

(1)	This category includes the audit of our annual financial statements, the audit of management’s assessment of our internal control over financial reporting, and PwC’s own audit of our internal control over financial reporting, the review of interim financial statements included in our quarterly reports on Form 10-Q and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those years. This category also includes advice on accounting matters that arose during, or as a result of, the audit or the review of interim financial statements and statutory audits required by non-U.S. jurisdictions.

(2)	This category consists of assurance and related services provided by PwC that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under “Audit Fees.” The services for the fees disclosed under this category include employee benefit plan audits, accounting research and consultation and restructuring-related statutory audits for various countries.

(3)	This category consists of tax services provided by PwC for tax compliance, tax advice and tax planning.
Pre-Approval Policies and Procedures
     The Audit Committee pre-approves all audit and permissible non-audit services to be provided to us by our independent registered public accounting firm prior to commencement of services. Mr. Glasscock, Audit Committee Chairman, has the delegated authority to pre-approve such services up to a specified aggregate fee amount. These pre-approval decisions are presented to the full Audit Committee at its next scheduled meeting.
     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF PWC AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2007.
PROPOSAL 3. APPROVAL OF AMENDMENTS TO THE RESTATED CERTIFICATE OF INCORPORATION TO REQUIRE ANNUAL ELECTION OF ALL DIRECTORS
     Stockholders are being asked to approve a series of related amendments to our Restated Certificate of Incorporation in order to phase out the present three-year staggered terms of directors and provide for the annual election of all directors. Under the present classified board structure, the Board is divided into three classes with directors elected to staggered three-year terms. Approximately one-third of the directors stand for election each year. If the declassification proposal is approved, directors will be elected to one-year terms of office after their three-year terms expire at the 2008, 2009 or 2010 annual meetings.
     Classified boards have been widely adopted and have a long history in corporate law. Our classified board structure has been in place since the spin-off from our former parent in 2001. Proponents of classified boards believe that they provide continuity and stability to the board, facilitate a long-term outlook by the board, and enhance the independence of non-employee directors. On the other hand, an increasing number of investors have come to believe that classified boards reduce accountability of directors because they limit the ability of stockholders to evaluate and elect all directors on an annual basis.
     In 2005, a stockholder submitted a proposal that was considered at our 2006 annual meeting. The proposal requested that the Board take the steps necessary to cause the annual election of each director in the most expeditious manner possible. This proposal received support from a majority of the votes cast at the 2006 annual meeting.
     The Board is committed to good corporate governance. The Board has, on several occasions, considered the advantages and disadvantages of maintaining a classified Board, and, in the past, has concluded that the classified Board structure was in our and our stockholders’ best interests. This year, the Board requested that the Corporate Governance Committee reconsider the various positions for and against a classified Board, particularly in light of evolving corporate governance practices and changing investor sentiment, including the level of support for the declassification proposal considered at the 2006 annual meeting.
     The Corporate Governance Committee consulted management and outside advisors when it considered the various positions for and against a classified Board. Based upon the analysis and recommendation of the committee, the Board has determined that amending the Restated Certificate of Incorporation to provide for the annual election of all directors is in our and our stockholders’ best interests at this time.
     Implementing this proposal would require amending four separate provisions in the Restated Certificate of Incorporation. Delaware law requires any amendment to be adopted by the board of directors, deemed advisable by the board and submitted to a vote of stockholders. On September 14, 2006, the Board unanimously adopted a resolution approving the proposed amendments. The Board further deemed such amendments advisable and is recommending that stockholders approve the amendments.

ZIMMER HOLDINGS, INC.	2007 PROXY STATEMENT

     If the proposal is approved, the current classified Board structure will be phased out as follows:

•	Current directors, including those elected to three-year terms at the 2007 annual meeting, will continue to serve the remainder of their elected terms; and

•	Starting with the 2008 annual meeting, directors will be elected annually so that by the 2010 annual meeting, all directors will be elected annually.
Vote Required
     Approval of the amendments to the Restated Certificate of Incorporation requires the affirmative vote of the holders of at least eighty percent (80%) of the combined voting power of the then-outstanding shares of all classes and series of our stock entitled to vote generally in the election of directors (a “super-majority” vote). An abstention on the proposal will have the same effect as a vote against it.
Amendments to Restated Certificate of Incorporation
     The following is a brief description of each of the proposed amendments to the Restated Certificate of Incorporation:

1.	Beginning at the 2008 Annual Meeting of Stockholders, Each Class of Directors Up For Election Will Serve One-Year Terms.
     Article VII Section 7.01 of the Restated Certificate of Incorporation currently provides that the Board of Directors is to be divided into three classes, with the directors in each class standing for election at every third annual meeting of stockholders. If this proposal is adopted, this provision will be amended to phase out the current division of the Board of Directors into three classes and to provide instead for the annual election of directors commencing with the class of directors standing for election at the 2008 annual meeting of stockholders. To ensure a smooth transition to the new system, and to permit the current directors (including directors nominated for election at the 2007 annual meeting) to serve out the three-year terms to which the stockholders elected them, the amendments will not shorten the term of any director elected at or before the 2007 annual meeting. The new procedures would, however, apply to all directors elected after the 2007 annual meeting, including any current directors who are re-nominated after their current terms expire. Thus, the current class of directors who were elected at the 2005 annual meeting for a three-year term expiring in 2008 would, if re-nominated, stand for election at the 2008 annual meeting for one-year terms. At the 2009 annual meeting, those directors, together with the class of directors elected at the 2006 annual meeting for a three-year term expiring in 2009, would, if re-nominated, stand for election for one-year terms. Beginning with the 2010 annual meeting, the classification of the Board would end and all directors would be subject to annual election.

2.	All Directors Elected to Fill Future Vacancies Will Serve One-Year Terms.
     Article VII Section 7.03 of the Restated Certificate of Incorporation currently provides that directors elected to fill vacancies (either as a result of newly-created directorships or the death, resignation, disqualification, or removal of a director) are to hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred. If the declassification proposal is approved, Article VII Section 7.03 would be amended to provide that any directors that are elected to fill vacancies on the Board serve for a term ending at the next annual meeting of stockholders following their election.

3.	Directors Can Be Removed From Office Without Cause.
     Article VII Section 7.04 of the Restated Certificate of Incorporation currently provides that directors may only be removed from office for cause and with a super-majority vote in favor of removal. Under Delaware corporate law, stockholders may be limited to removing directors only for cause, but only if the company has a classified board structure. For Delaware corporations without a classified board, the holders of a majority of the voting stock are entitled to remove directors with or without cause. Accordingly, if this proposal is approved, Article VII Section 7.04 would be amended to eliminate the provision that directors may be removed only for cause and the super-majority requirement. Under Delaware law, directors cannot be removed by other directors, and the proposal will not change this.

4.	Future Voting-Related Amendments to the Restated Certificate of Incorporation May Be Approved by Majority Vote.
     Both Article VII Section 7.05 and Article IX Section 9.01 of the Restated Certificate of Incorporation currently require a super-majority vote for any amendment to Article VII. If this proposal is approved, Article VII Section 7.05 and Article IX Section 9.01 would be amended to delete the super-majority vote requirement for future amendments to Article VII. As a result, if stockholders in the future wish to reestablish a classified Board, such reestablishment would need the affirmative vote of only

ZIMMER HOLDINGS, INC.	2007 PROXY STATEMENT

a majority of the combined voting power of the then-outstanding shares of all classes and series of our stock entitled to vote generally in the election of directors at a meeting at which a quorum is present.
     Appendix B to this proxy statement shows the relevant portions of Articles VII and IX of the Restated Certificate of Incorporation as proposed to be amended in connection with this proposal. If approved, the proposal will become effective upon the filing of a Certificate of Amendment to the Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. If the proposal is approved by the required super-majority vote, we would make such a filing promptly after the annual meeting.
     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” APPROVAL OF THE PROPOSED AMENDMENTS TO THE RESTATED CERTIFICATE OF INCORPORATION TO REQUIRE THE ANNUAL ELECTION OF ALL DIRECTORS.
PROPOSAL 4. ADOPT SIMPLE MAJORITY VOTE
     Mr. John Chevedden, as legal proxy for Victor Rossi, who holds 400 shares of our common stock, has informed us that he intends to submit the following proposal at this year’s meeting:

RESOLVED: Shareholders recommend that our Board take each step necessary to adopt a simple majority vote to apply to the greatest extent possible.

This proposal is not intended to unnecessarily limit our Board’s judgment in crafting the requested change to the fullest extent feasible in accordance with applicable laws and existing governance documents.

Victor Rossi, P.O. Box 249, Boonville, Calif. 95415 sponsors this proposal.

This topic won a 66% yes-vote average at 20 major companies in 2006. The Council of Institutional Investors www.cli.org formally recommends adoption of this proposal topic.

Our current rule allows a small minority to frustrate the will of our shareholder majority. For example, in requiring an 80%-vote on a number of key governance issues, if our vote is an overwhelming 79%-yes and only 1%-no – only 1% could force their will on our 79%-majority.

When one considers abstentions and broker non-votes, a supermajority vote can be almost impossible to obtain. For example, a proposal for annual election of each director at Goodyear
(GT) failed to pass even though 90% of votes cast were in favor of the proposal. While companies often state that the purpose of supermajority requirements is to provide companies with the ability to protect minority shareholders, supermajority requirements are arguable most often used to block initiatives opposed by management but supported by most shareowners. The
Goodyear Tire & Rubber Company vote is a perfect illustration.

Corporate governance procedures and practices, and the level of accountability they impose, are arguable closely related to financial performance. It is intuitive that, when directors are accountable for their actions, they perform better. Shareholders are willing to pay a premium for shares of corporations that have excellent corporate governance, as illustrated by a recent study by McKinsey & Co. If our Company were to remove its supermajority requirements, it would be a strong statement that our Company is committed to good corporate governance and its long-
term financial performance.
Adopt Simple Majority Vote
Yes on 4

Statement in Opposition
The Board of Directors unanimously recommends a vote “AGAINST” adoption of this stockholder proposal for the following reasons:
     The Board of Directors is firmly committed both to ensuring effective corporate governance and maximizing stockholder value. We are very proud of our governance practices that have supported the company’s ability to be named to the Forbes’ Platinum 400 list of the “Best Big Companies in America” for the third straight year and to rank first among its largest competitors in five-year total stockholder return. We have demonstrated our commitment to following best practices in corporate governance by our policies with respect to stockholder rights plans and auditor ratification, as well as our recent

ZIMMER HOLDINGS, INC.	2007 PROXY STATEMENT

actions to adopt majority voting in director elections and support management’s proposal to require the annual election of all directors. In addition, highly respected third-party governance research firms have found our governance practices to be exemplary. As of February 23, 2007, Institutional Shareholder Services rated Zimmer as outperforming 97.5% of the companies in the S&P 500 Index and 100% of the companies in the Health Care Equipment & Services industry group. GovernanceMetrics International® rated Zimmer 8.5 out of 10 in its July 2006 rating analysis.
     The proposal seeks changes in the company’s Restated Certificate of Incorporation and Restated By-Laws to eliminate provisions that require an 80% (“super-majority”) vote for certain stockholder actions. Unlike some other companies, Zimmer essentially has only two such provisions in its organizational documents, which provisions can only be changed by an 80% affirmative vote:

•	an 80% affirmative vote requirement to amend certain provisions of the Restated Certificate of Incorporation and Restated By-Laws relating to stockholder action and board of director matters, and

•	an 80% affirmative vote requirement to remove a director from office.
     As discussed in Proposal 3 beginning on page     , management is proposing certain amendments to the company’s Restated Certificate of Incorporation which would, in addition to requiring the annual election of all directors, eliminate the 80% vote requirement to remove a director from office and eliminate the 80% vote requirement to amend the provisions of the Restated Certificate of Incorporation relating to board of director matters. Accordingly, if stockholders approve Proposal 3 (and after the company files a Certificate of Amendment to its Restated Certificate of Incorporation to effectuate the changes), the only provisions of Zimmer’s organizational documents requiring a super-majority vote of stockholders would be the 80% affirmative vote requirement to amend certain provisions of those documents relating to stockholder action.
     We believe that there are important governance reasons for retaining the limited super-majority voting provisions in the company’s Restated Certificate of Incorporation and Restated By-laws, as these provisions help to protect the interests of stockholders. A reduction in the 80% vote requirement for these provisions could weaken our ability, as an independent Board, to preserve and maximize value for all stockholders in an unsolicited or “hostile” attempt to acquire control of the company. The 80% vote requirement of these provisions would not preclude a takeover offer. However, the provisions serve in part to encourage potential acquirers to negotiate with the Board rather than just a few large stockholders whose interests might diverge from those of the other stockholders. Thus, they help the Board ensure that all stockholders are treated fairly.
     Further, the super-majority voting requirements do not preclude changes to Zimmer’s Restated Certificate of Incorporation or Restated By-Laws. Rather, they help to ensure that certain fundamental changes to the company’s organizational documents are made only with a broad consensus of stockholders, rather than by a “simple majority” of stockholders (which may, in practice, be as little as 25.1% of shares outstanding).
     After careful consideration of the proposal, the Board of Directors believes that eliminating these limited “super-majority” voting provisions in the company’s Restated Certificate of Incorporation and Restated By-Laws would not be in the best interests of the company and its stockholders. Therefore, we recommend a vote against the proposal.
     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “AGAINST” THE ADOPTION OF THIS STOCKHOLDER PROPOSAL. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES.

ZIMMER HOLDINGS, INC.	2007 PROXY STATEMENT

2008 PROXY PROPOSALS
     To be considered for inclusion in next year’s proxy statement, we must receive stockholder proposals relating to the 2008 annual meeting of stockholders at our principal executive offices, 345 East Main Street, Warsaw, Indiana 46580, Attention: Corporate Secretary, no later than November 23, 2007.
     Under our Restated By-Laws, as amended, no business may be brought before an annual meeting except as set forth in the notice of the meeting or as otherwise brought before the meeting by or at the direction of the Chairman of the Board or by a stockholder entitled to vote who has delivered notice to us containing certain information set forth in the Restated By-Laws, as amended, not later than the 90th day nor earlier than the 120th day prior to the first anniversary of the preceding year’s annual meeting. For our meeting in 2008, we must receive this notice no later than February 7, 2008 and no earlier than January 8, 2008. However, in the event that the 2008 annual meeting is called for a date that is more than 30 days before or more than 60 days after May 7, 2008, notice must be delivered no earlier than the 120th day prior to the 2008 annual meeting and not later than the later of the 90th day prior to the 2008 annual meeting or the 10th day following the day public announcement of the date of the meeting is first made. These notice requirements are deemed satisfied by a stockholder who has complied with SEC Rule 14a-8 and whose proposal is included in our proxy statement. A copy of the by-law provisions discussed above may be obtained by writing us at our principal executive offices, 345 East Main Street, Warsaw, Indiana 46580, Attention: Corporate Secretary.
INCORPORATION BY REFERENCE
     The sections of this proxy statement entitled “Audit Committee Report” and “Compensation Committee Report” do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent we specifically incorporate them by reference therein.

ZIMMER HOLDINGS, INC.	2007 PROXY STATEMENT

Appendix A
ZIMMER HOLDINGS, INC.
CATEGORICAL STANDARDS OF DIRECTOR INDEPENDENCE
     As permitted by the rules of the New York Stock Exchange, the Board has adopted categorical standards to assist it in making determinations of independence. These standards incorporate, and are consistent with, the definition of “independent” contained in the New York Stock Exchange listing rules. Any determination of independence for a director who does not meet these standards will be specifically explained in the Company’s proxy statement. The standards are as follows:

A.	A director will not be independent if, within the preceding three years:

1.	the director was employed by the Company;

2.	an immediate family member of the director was employed by the Company as an executive officer;

3.	the director, or an immediate family member of the director, received more than $100,000 during any twelve-month period in direct compensation from the Company, other than director and Board committee fees or deferred compensation for prior service;

4.	the director was (but is no longer) a partner or employee of the Company’s internal or external auditor and personally worked on the Company’s audit within that time or is a current partner or employee of such firm;

5.	an immediate family member of the director was (but is no longer) a partner or employee of the Company’s internal or external auditor and personally worked on the Company’s audit within that time or is a current employee of such firm and participates in the firm’s audit, assurance or tax compliance practice or is a current partner of the firm;

6.	an executive officer of the Company was on the compensation committee of the board of directors of a company that concurrently employed the director or employed an immediate family member of the director as an executive officer; or

7.	a company made payments to or received payments from the Company for property or services in an amount which, in any single fiscal year, exceeded the greater of $1 million or 2% of such other company’s consolidated gross revenues, and such company currently employs the director or currently employs an immediate family member of the director as an executive officer.

B.	A director will not be independent if:

1.	the director is employed as an executive officer of a company that is indebted to the Company, or to which the Company is indebted, and the total amount of either company’s indebtedness to the other is more than 5% of the total consolidated assets of the company that employs the director;

2.	the Company owns or controls more than 5% of the outstanding equity interests of a company that employs the director as an executive officer; or

3.	the director serves as an officer, director or trustee of a charitable organization, and the Company’s discretionary charitable contributions to the organization are more than 5% of the organization’s total annual charitable receipts or more than 10% of the Company’s total annual charitable contributions. (Any automatic matching of employees’ charitable contributions would not be included in the Company’s annual charitable contributions for this purpose).

C.	A director will not be independent for purposes of serving on the Company’s Audit Committee if:

1.	the director or an immediate family member of the director accepts any consulting, advisory, or other compensatory fee from the Company, other than director or Board committee fees or fixed amounts of compensation under a retirement plan or deferred compensation plan for prior service;

2.	the director is a partner, member, managing director or executive officer of, or occupies a similar position with, an entity which provides accounting, consulting, legal, investment banking or financial advisory services to the Company; or

3.	the director is an affiliate of the Company apart from the director’s capacity as a member of the Board and any Board committee.

A-1

ZIMMER HOLDINGS, INC.	2007 PROXY STATEMENT

D.	For purposes of these director independence standards:

1.	references to the Company include the Company’s consolidated subsidiaries;

2.	a director’s “immediate family members” include his or her spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law and anyone (other than domestic employees) who shares the director’s home; and

3.	an “affiliate” of the Company is a person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Company.

A-2

ZIMMER HOLDINGS, INC.	2007 PROXY STATEMENT

Appendix B
ZIMMER HOLDINGS, INC.
RELEVANT PORTIONS OF ARTICLES VII AND IX OF
THE RESTATED CERTIFICATE OF INCORPORATION
(As Proposed to Be Amended May 7, 2007)
ARTICLE VII
BOARD OF DIRECTORS
     SECTION 7.01.    NUMBER, ELECTION AND TERMS. Except as otherwise fixed by or pursuant to the provisions of Article IV hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, dissolution or winding up to elect additional Directors under specified circumstances, the number of the Directors shall be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the Whole Board (but shall not be less than three). Beginning with the 2008 annual meeting of stockholders, the Directors whose terms are expiring, other than those who may be elected by the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, dissolution or winding up, shall be elected for one-year terms, with each Director to hold office until such person’s successor is duly elected and qualified.
     SECTION 7.03.    NEWLY CREATED DIRECTORSHIPS AND VACANCIES. Except as otherwise provided for or fixed by or pursuant to the provisions of Article IV hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, dissolution or winding up to elect Directors under specified circumstances, newly created directorships resulting from any increase in the number of Directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall only be filled by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board of Directors, and not by the stockholders. Any Director elected in accordance with the preceding sentence shall serve a term expiring at the next annual meeting of stockholders and until such Director’s successor shall have been duly elected and qualified. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.
     SECTION 7.04.    REMOVAL. Subject to the rights of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, dissolution or winding up to elect Directors under specified circumstances, any Director may be removed from office with or without cause and only by the affirmative vote of the holders of at least a majority of the voting power of all Voting Stock then outstanding, voting together as a single class.
     SECTION 7.05.    AMENDMENT, REPEAL, ETC. Notwithstanding anything contained in this Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least a majority of the voting power of all Voting Stock then outstanding, voting together as a single class, shall be required to alter, amend, adopt any provision inconsistent with or repeal this Article VII.
ARTICLE IX
AMENDMENT OF CERTIFICATE OF INCORPORATION
     SECTION 9.01. The Corporation reserves the right at any time from time to time to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and, except as set forth in Article X, all rights, preferences and privileges of whatsoever nature conferred upon stockholders, Directors or any other persons whomsoever by and pursuant to this Restated Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article.
     Notwithstanding anything contained in this Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the Voting Stock then outstanding, voting together as a single class, shall be required to alter, amend, adopt any provision inconsistent with or repeal Article V, VIII or this sentence.

B-1

ZIMMER HOLDINGS, INC.
C/O THE BANK OF NEW YORK
101 BARCLAY STREET, 11TH FLOOR EAST
NEW YORK, NY 10286
VOTE BY INTERNET — www.proxyvote.com
 Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 6, 2007 (or May 2, 2007 for shares held in the company’s Savings and Investment Programs). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
 If you would like to reduce the costs incurred by Zimmer Holdings, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.
VOTE BY PHONE — 1-800-690-6903
 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 6, 2007 (or May 2, 2007 for shares held in the company’s Savings and Investment Programs). Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
 Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Zimmer Holdings, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	ZIMER1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ZIMMER HOLDINGS, INC.
     THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 & 3 AND “AGAINST” PROPOSAL 4.

1.	Election of Directors:		BOARD RECOMMENDS	For	Against	Abstain

	1.	Larry C. Glasscock	FOR	☐	☐	☐

	2.	John L. McGoldrick	FOR	☐	☐	☐

2.	Auditor Ratification		FOR	☐	☐	☐

3.	Amendment of Restated Certificate of Incorporation to Require Annual Election of All Directors		FOR	☐	☐	☐

4.	Stockholder Proposal to Adopt Simple Majority Vote		AGAINST	☐	☐	☐
For address changes and/or comments, please check this box                    ☐
and write them on the back where indicated.

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

The shares represented by this proxy will be voted as directed by the stockholder. Where no direction is given when the duly executed proxy is voted, such shares will be voted FOR Items 1, 2 & 3 and AGAINST Item 4.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

ZIMMER HOLDINGS, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned hereby appoints J. Raymond Elliott, Sam R. Leno, David C. Dvorak and Chad F. Phipps, and each of them, proxies, with full power of substitution in each of them, for and on behalf of the undersigned to vote as proxies, as directed and permitted herein, at the Annual Meeting of Stockholders of the company to be held at The New York Palace Hotel, 455 Madison Avenue, New York, New York on Monday, May 7, 2007, at 9:00 a.m., and at any adjournments thereof upon matters set forth in the Proxy Statement and, in their judgment and discretion, upon such other business as may properly come before the meeting.
ANNUAL MEETING OF STOCKHOLDERS MAY 7, 2007
     When properly executed, your proxy will be voted as you indicate, or where no contrary indication is made, will be voted FOR Proposals 1, 2 and 3 and AGAINST Proposal 4. The full text of the proposals and position of the Board of Directors on each appears in the Proxy Statement and should be reviewed prior to voting.
IMPORTANT: YOUR VOTE IS IMPORTANT. PLEASE VOTE THESE SHARES TODAY.
For participants in the Zimmer Holdings, Inc. Savings and Investment Program or the Zimmer Puerto Rico Savings and Investment Program.
The Trustee will vote the shares credited to this account in accordance with the specifications that you indicate on the reverse. If you sign and return the form, but do not indicate your voting specifications, the Trustee will vote as recommended by the Board of Directors. Unless otherwise instructed prior to May 2, 2007, the Trustee WILL VOTE these shares in the same manner and proportion as the shares for which the Trustee received voting specifications. The Trustee will exercise its discretion in voting on any other matter that may be presented for a vote at the meeting and at adjournments or postponements.
Continued on the reverse side.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)